Exhibit 23.4

Our Ref: GT010/FRM1003076/KKI/KYC

31 March 2010

Gushan Environmental Energy Limited

c/o

Carling Technology Limited

Unit 908, China Merchants Tower

168-200 Connaught Road Central

Sheung Wan, Hong Kong

SUBJECT: WRITTEN CONSENT TO REFERENCE GREATER CHINA APPRAISAL LIMITED VALUATION IN THE FORM 20-F FILING OF GUSHAN ENVIRONMENTAL ENERGY LIMITED

Dear Sirs,

We understand that Gushan Environmental Energy Limited (the “Company”) plans to file an annual report on Form 20-F for the fiscal year ended December 31, 2009 (the “Annual Report”) with the U.S. Securities and Exchange Commission. We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our valuation reports addressed to the board of the Company in the Annual Report, the filing of this letter as an exhibit to the Annual Report and classification as an expert under Section 11(a) (4) of the Securities Act of 1933, as amended.

Yours faithfully, For and on behalf of Greater China Appraisal Limited /s/ Samuel Y.C. Chan Samuel Y.C. Chan MBA, CVA, CM&AA Director Head of Business Valuation